Exhibit 99.1

ChannelAdvisor Reports First Quarter 2020 Results;
Revenue and Adjusted EBITDA Exceed Guidance
Adjusted EBITDA Margin More than Doubles on a Y/Y Basis
Y/Y Variable Revenue Growth; First Time Since Third Quarter 2018
April GMV Sets Record, Topping $1 Billion and Exceeding December 2019
Company Withdraws 2020 Full Year Financial Outlook Due to COVID-19 Related Uncertainty

Research Triangle Park, NC - May 7, 2020 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended March 31, 2020.

"During this unprecedented pandemic, we moved quickly to a virtual model to protect the safety of our employees and communities. Despite the disruption, our team kept its focus on our customers and we delivered strong financial results for the quarter," said David Spitz, ChannelAdvisor’s chief executive officer. "An unexpected surge to holiday-level GMV (gross merchandise value) levels processed on our platform continued into April, highlighting the critical role we have played in helping our customers adapt seamlessly to a rapidly-changing situation. Further, our strong liquidity and cash flow have allowed us to continue to think and invest for the long term as we consider ways to help our customers accelerate their digital transformation. While our first quarter 2020 financial results exceeded prior guidance, we have decided to withdraw our previously announced guidance for the full year 2020 due to uncertainty stemming from the novel coronavirus, or COVID-19, pandemic."

First Quarter 2020 Financial Results

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Revenue: Total revenue was $32.0 million for the first quarter 2020, an increase of 1.5% from the year-ago period. On a trailing twelve month basis, brands revenue continued to expand for the first quarter 2020 to a new high of 30.6% of total revenue. Fixed subscription fees were $25.8 million, or 80.6% of total revenue, an increase of 1.4% from the year-ago period. Variable revenues were $6.2 million, or 19.4% of total revenue, an increase of 1.5% from the year-ago period.

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Gross Profit: GAAP gross profit was $25.0 million, representing a 78.0% gross margin for the first quarter 2020, compared with $24.0 million and 76.2%, respectively, for the year-ago period. Non-GAAP gross profit was $25.3 million, representing a 78.9% non-GAAP gross margin for the first quarter 2020, compared with $24.4 million and 77.4%, respectively, for the year-ago period. For a description of non-GAAP gross profit, non-GAAP gross margin and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

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Net Income (Loss): GAAP net income was $2.0 million for the first quarter 2020, compared with GAAP net loss of $(2.3) million for the year-ago period. Basic and diluted GAAP net income per share was $0.07 based on 28.2 million and 29.0 million basic and diluted weighted average shares outst

Exhibit 99.1

anding, respectively, for the first quarter 2020, compared with GAAP net loss of $(0.08) per share based on 27.5 million basic and diluted weighted average shares outstanding for the year-ago period.

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Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $6.5 million for the first quarter 2020, compared with $2.6 million for the year-ago period. Adjusted EBITDA margin for the first quarter 2020 was 20.3%, compared with 8.3% for the year-ago period.

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Cash: Cash and cash equivalents totaled $56.3 million as of March 31, 2020, compared with $51.8 million as of December 31, 2019. Cash generated from operations was $5.7 million for the three months ended March 31, 2020, compared with $1.4 million for the year-ago period. Free cash flow, a non-GAAP measure, was $4.7 million for the three months ended March 31, 2020, compared with $0.7 million for the three months ended March 31, 2019.

COVID-19
In response to the COVID-19 pandemic, we activated our business continuity program in late February. In order to ensure employee safety we implemented a temporary, global work-from-home policy in early March and halted all business travel, a transition that went smoothly and did not disrupt our operations. We continue to prioritize employee safety and anticipate continuing our work-from-home policy until it is safe to return to our offices, at which point we anticipate a phased approach to doing so. We also initiated a program to assist customers experiencing demonstrated hardship and, to date, have applied approximately $1 million in relief in the form of deferred payment plans or reduced contractual tiers, in an effort to support them during this challenging period. Lastly, we are proud that our employees continue to give back to the community in various ways, including individually donating over $18,000 to the North Carolina Hospital Association’s Feed the Soul campaign in support of North Carolina based restaurants and healthcare workers.
Recent Operating Highlights

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ChannelAdvisor Starter Edition Beta Launch: Entered a beta launch with a strategic partner, ShipStation, for ChannelAdvisor Starter Edition, a solution designed to help small-to-medium-sized merchants streamline their marketplace operations and expand to new channels.

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Support for New Selling Channels: Launched support for more than a dozen new marketplaces, including Amazon in the Netherlands and Singapore, as well as drop-ship integrations with Office Depot and Lowe's.

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Enhanced Advertising Support: Enhanced support for Amazon Advertising with flexible campaign scheduling or “dayparting” capabilities to help merchants maximize advertising spend by adjusting bid amounts to coincide with days and times during which conversions are highest and extended the Dynamic Shopping Links solution, enabling brands to make advertising campaigns shoppable.

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Customer Details:  In the first quarter 2020, ChannelAdvisor added notable new customers including VENUS Fashion & Swim and expanded relationships with Bronson Nutritionals, Burton Snowboards, Horizon Hobby, and Spoonflower.

Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its second quarter 2020 but is no longer issuing guidance for the full year 2020.

Exhibit 99.1

(in millions)	Q2 2020
Revenue	$32.5 (floor)
Adjusted EBITDA	$6.0 (floor)
Stock-based Compensation Expense	$2.8
Weighted Average Shares Outstanding	28.4
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor First Quarter 2020 Financial Results Conference Call
When:	Thursday, May 7, 2020
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 6357477, Toll free
(704) 288-0612, Passcode 6357477, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA excludes depreciation, amortization, income tax expense, net interest expense and stock-based compensation expense. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.

Exhibit 99.1

About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the second quarter 2020 and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2020, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Exhibit 99.1

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,349	$51,785
Accounts receivable, net of allowance of $465 and $733 as of March 31, 2020 and December 31, 2019, respectively	21,300	22,126
Prepaid expenses and other current assets	9,518	10,452
Total current assets	87,167	84,363
Operating lease right of use assets	10,202	11,128
Property and equipment, net	9,322	9,597
Goodwill	23,486	23,486
Intangible assets, net	1,133	1,285
Deferred contract costs, net of current portion	12,347	12,810
Long-term deferred tax assets, net	3,113	3,584
Other assets	674	614
Total assets	$147,444	$146,867
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,272	$409
Accrued expenses	7,445	8,577
Deferred revenue	19,335	21,000
Other current liabilities	6,600	6,431
Total current liabilities	34,652	36,417
Long-term operating leases, net of current portion	8,526	9,767
Long-term finance leases, net of current portion	19	27
Other long-term liabilities	1,130	1,007
Total liabilities	44,327	47,218
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,365,069 and 28,077,469 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	28	28
Additional paid-in capital	280,132	278,111
Accumulated other comprehensive loss	(2,540)	(1,740)
Accumulated deficit	(174,503)	(176,750)
Total stockholders' equity	103,117	99,649
Total liabilities and stockholders' equity	$147,444	$146,867

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue	$32,032	$31,574
Cost of revenue (1) (2)	7,063	7,529
Gross profit	24,969	24,045
Operating expenses (1) (2):
Sales and marketing	12,340	14,313
Research and development	4,801	5,333
General and administrative	5,735	6,699
Total operating expenses	22,876	26,345
Income (loss) from operations	2,093	(2,300)
Other income (expense):
Interest income, net	126	183
Other income (expense), net	8	(20)
Total other income	134	163
Income (loss) before income taxes	2,227	(2,137)
Income tax expense	220	192
Net income (loss)	$2,007	$(2,329)
Net income (loss) per share:
Basic	$0.07	$(0.08)
Diluted	$0.07	$(0.08)
Weighted average common shares outstanding:
Basic	28,161,765	27,493,049
Diluted	29,047,028	27,493,049

(1) Includes stock-based compensation as follows:
Cost of revenue	$319	$385
Sales and marketing	740	1,036
Research and development	680	730
General and administrative	1,175	1,247
	$2,914	$3,398

(2) Includes depreciation and amortization as follows:
Cost of revenue	$976	$923
Sales and marketing	155	206
Research and development	70	90
General and administrative	277	327
	$1,478	$1,546

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$2,007	$(2,329)
Adjustments to reconcile net income (loss) to cash and cash equivalents provided by operating activities:
Depreciation and amortization	1,478	1,546
Bad debt expense	297	242
Stock-based compensation expense	2,914	3,398
Deferred income taxes	220	189
Other items, net	(213)	60
Changes in assets and liabilities:
Accounts receivable	291	1,231
Prepaid expenses and other assets	993	1,525
Deferred contract costs	(60)	(511)
Accounts payable and accrued expenses	(981)	(3,092)
Deferred revenue	(1,204)	(839)
Cash and cash equivalents provided by operating activities	5,742	1,420
Cash flows from investing activities
Purchases of property and equipment	(344)	(172)
Payment of internal-use software development costs	(672)	(511)
Cash and cash equivalents used in investing activities	(1,016)	(683)
Cash flows from financing activities
Repayment of finance leases	(7)	(446)
Proceeds from exercise of stock options	87	937
Cash and cash equivalents provided by financing activities	80	491
Effect of currency exchange rate changes on cash and cash equivalents	(242)	3
Net increase in cash and cash equivalents	4,564	1,231
Cash and cash equivalents, beginning of period	51,785	47,185
Cash and cash equivalents, end of period	$56,349	$48,416

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended March 31,
	2020	2019
Revenue	$32,032	$31,574

Gross profit (GAAP)	$24,969	$24,045
Plus: Stock-based compensation expense included within cost of revenue	319	385
Gross profit (Non-GAAP)	$25,288	$24,430
Gross margin (GAAP)	78.0%	76.2%
Gross margin (Non-GAAP)	78.9%	77.4%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended March 31,
	2020	2019
Operating expenses (GAAP)	$22,876	$26,345
Less: Stock-based compensation expense included within operating expenses	2,595	3,013
Operating expenses (Non-GAAP)	$20,281	$23,332

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended March 31,
	2020	2019
Revenue	$32,032	$31,574

Income (loss) from operations (GAAP)	$2,093	$(2,300)
Plus: Stock-based compensation expense	2,914	3,398
Income from operations (Non-GAAP)	$5,007	$1,098
Operating margin (GAAP)	6.5%	(7.3)%
Operating margin (Non-GAAP)	15.6%	3.5%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended March 31,
	2020	2019
Net income (loss) (GAAP)	$2,007	$(2,329)
Plus: Stock-based compensation expense	2,914	3,398
Net income (Non-GAAP)	$4,921	$1,069

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended March 31,
	2020	2019
Net income (loss) (GAAP)	$2,007	$(2,329)
Adjustments:
Interest (income) expense, net	(126)	(183)
Income tax expense	220	192
Depreciation and amortization expense	1,478	1,546
Total adjustments	1,572	1,555
EBITDA	3,579	(774)
Stock-based compensation expense	2,914	3,398
Adjusted EBITDA	$6,493	$2,624

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Three Months Ended March 31,
	2020	2019
Cash and cash equivalents provided by operating activities	$5,742	$1,420
Less: Purchases of property and equipment	(344)	(172)
Less: Payment of software development costs	(672)	(511)
Free cash flow	$4,726	$737

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
Second Quarter 2020
Floor
Net income (estimate)	$1.5
Adjustments (estimates):
Interest (income) expense, net	(0.1)
Income tax expense	0.2
Depreciation and amortization expense	1.6
Total adjustments	1.7
EBITDA	3.2
Stock-based compensation expense (estimate)	2.8
Adjusted EBITDA guidance (floor)	$6.0